UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, on October 29, 2010, AOL Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with RT Pacific Blvd, LLC, a Delaware limited liability company, and a subsidiary of CB Richard Ellis Realty Trust (the “Buyer”), for the sale of four office buildings (including all related personal property, fixtures and improvements) and two parcels of undeveloped land that collectively form the eastern portion of the Company’s Dulles, Virginia campus (“Pacific Corporate Park”).

On November 15, 2010, the Company and the Buyer completed the sale of Pacific Corporate Park for a purchase price of $144.5 million in cash, exclusive of customary closing costs. As previously stated, the Company will file a copy of the PSA as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
	Name:	Arthur Minson
	Title:	Executive Vice President and Chief Financial and Administrative Officer

Date: November 16, 2010

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